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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
INLAND REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INLAND REAL ESTATE CORPORATION

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	May 28, 2004
Time:	10:00 a.m., central time
Place:	2901 Butterfield Road Oak Brook, Illinois 60523

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
888-331-4732

April 26, 2004

Dear Stockholder:

        We cordially invite you to attend our annual meeting of stockholders. The meeting will be held on May 28, 2004, at 10:00 a.m., central time, at our offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523. At the meeting, stockholders will be asked to vote on a number of important matters. Please read each of the proposals described in the attached proxy statement.

        We look forward to seeing you at the meeting and we thank you for your support.

Sincerely,

Robert D. Parks
 President and
Chief Executive Officer

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
888-331-4732

Dear Stockholder:

        Our annual stockholders' meeting will be held on May 28, 2004, at 10:00 a.m., central time, at our offices located at 2901 Butterfield Road in Oak Brook, Illinois. At our annual meeting, we will ask you to:

  •
  elect eight directors;

  •
  ratify the selection of KPMG LLP as our independent auditor for 2004; and

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  transact any other business that may properly be presented at the annual meeting.

        If you were a stockholder of record at the close of business on April 8, 2004, you may vote in person at the annual meeting or submit the enclosed proxy. A list of these stockholders will be available at our offices before the annual meeting.

        Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

David J. Kayner Secretary and General Counsel

April 26, 2004

INFORMATION ABOUT THE ANNUAL MEETING

Information about Attending the Annual Meeting

        The board of directors is soliciting your vote for the 2004 annual meeting of stockholders. You will be asked to vote on:

  •
  Electing directors;

  •
  Ratifying KPMG LLP as the Company's auditors for 2004; and

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  Any other business that properly comes before the meeting.

        If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission. These rules are designed to assist you in voting your shares. We began mailing the proxy materials on or about April 26, 2004. If you plan on attending the annual meeting of stockholders in person, please contact Trista Hertz, Assistant Vice President, Director of Investor Relations, at (888) 331-4732 so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

        You will have one vote for each share of common stock that you owned on April 8, 2004, which is the record date for the annual meeting. On the record date, there were 65,990,109 shares outstanding. There is no cumulative voting. A majority of the outstanding shares, or 33,061,045 shares, must be present to hold the annual meeting. Inland Real Estate Investment Corporation sometimes referred to herein as "IREIC," Inland Mortgage Investment Corporation sometimes referred to herein as "Inland Mortgage," Partnership Ownership Corporation and The Inland Group, entities controlled by one of our directors, own approximately 6.3 million shares representing approximately nine and one-half percent (9.5%) of our outstanding common stock. No other single stockholder owns or controls as much as five percent (5%) of our common stock.

        You may own shares in one of the following ways: directly in your name as the stockholder of record, which includes shares purchased through our Distribution Reinvestment Plan and restricted share awards issued to employees under employment agreements; or indirectly through a broker, bank or other holder of record.

        If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet or vote in person at the meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in "street name," and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.

        Your vote is important. You may vote in person or by granting us a proxy to vote on the proposals. To vote by proxy you must either:

  •
  Sign, date and return the enclosed proxy card in the enclosed envelope. If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, attention: Robert D. Parks; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy;

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  Over the Internet by following the instructions provided on the proxy card; or

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  Via telephone by following the instructions provided on the proxy card.

        If you return your proxy card, but do not indicate how your shares should be voted, they will be voted for the election of the individuals nominated for director and for the selection of KPMG LLP as our independent auditor for 2004.

Information Regarding Tabulation of the Vote

        We will tabulate all votes cast at the meeting and will appoint one of our officers to act as inspector of election at the meeting.

Quorum Requirement

        Stockholders owning a majority of our shares must be present in person or by proxy in order for action to be taken at the meeting. For these purposes, "abstentions" and "broker non-votes" will be counted as present for determining whether a majority is present. A broker non-vote occurs when shares registered in the name of a broker are not voted because the broker does not have the authority to do so. We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors, but we do count votes withheld for one or more nominees as votes cast. We do not count abstentions or broker non-votes as votes cast on our proposal to ratify the selection of KPMG. Therefore, abstentions and broker non-votes will have no impact on the outcome of this proposal.

Information About Votes Necessary for Action to be Taken

        The eight individuals receiving the greatest number of votes will be elected to serve as directors; provided that a majority of these individuals must be "independent." A person is considered to be "independent" if he or she satisfies the standards set forth in our governing documents and the standards promulgated by the New York Stock Exchange sometimes referred to herein as the "NYSE." Under our governing documents, a person is considered independent if he or she: (1) is not affiliated with The Inland Group, Inc. or any of its affiliates; (2) does not serve as a director for more than two real estate investment trusts organized by The Inland Group and its affiliates; (3) performs no other services for us except as a director; and (4) does not own more than ten percent (10%) of our issued and outstanding common stock. As discussed herein under "Director Independence," our board has determined that all of the members of the board other than Messrs. Cosenza, Goodwin and Parks are independent. Ratification of KPMG LLP as our independent auditor requires a "yes" vote from a majority of the votes actually cast on the matter. If the annual meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will also be able to change or revoke your proxy until it is voted.

Costs of Proxies

        We will pay all the costs of soliciting proxies and holding the annual meeting. We have not retained a third party to assist in this process. Instead, proxies will be solicited solely by our directors, officers or employees. We will not pay additional compensation to these individuals for these activities. We also intend to request that brokers, banks and other nominees solicit proxies from their principals. We will pay the brokers, banks and other nominees for certain expenses that they incur for these activities.

Other Matters

        We are not aware of any other matter to be presented at the annual meeting. Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting.

However, if any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion. Generally, for nominations or other business to be properly brought before the annual meeting by one of our stockholders, the stockholder seeking to make a nomination or bring other business before the meeting must provide, among other things, notice thereof in writing to our corporate secretary at our office not less than forty-five (45) days before the anniversary date on which we first mailed our notice of meeting and proxy materials for the prior year's annual meeting. We mailed the notice and proxy materials for last year's annual meeting on April 29, 2003. Therefore, any stockholder desiring to nominate a person for election to the board or to bring other business before the meeting was required to provide us with notice by March 15, 2004. We did not receive notice of any proposals by that date.

Electronic Access/Available Information

        This proxy statement and the Annual Report on Form 10-K are available on our Internet website at www.inlandvote.com and www.inlandrealestate.com. You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by following the instructions provided to you when you vote over the Internet. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement and annual report. Your choice will remain in effect until you tell us otherwise. You do not have to elect Internet access each year. To view, cancel or change your enrollment, please go to www.inlandvote.com. We file reports, proxy materials and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy materials and other information can be inspected and copied at the Public Reference Section maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 233 Broadway, New York, New York 10279. Copies can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

CORPORATE GOVERNANCE PRINCIPLES

        Our business is managed under the direction and oversight of our board. No board member is employed by the company. Messrs. Cosenza, Goodwin and Parks are all shareholders of The Inland Group, which either is the ultimate parent of, or controls, IREIC, Inland Mortgage and Partnership Ownership Corporation. The board limits membership on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to independent directors. Board members are kept informed of our business through discussions with management, materials provided to them, visits to our office and their participation in board and board committee meetings.

        Our board has adopted "Guidelines on Corporate Governance" which, along with the charters adopted by each board committee and our code of ethics, provide the framework for our corporate governance. A complete copy of the guidelines, charters and code of ethics may be found on our website. Each charter is also included as an Annex to this proxy statement. Copies of these materials also are available without charge upon written request to our corporate secretary.

        Summary of the Corporate Governance Principles.    As required by our governing documents and by the New York Stock Exchange, a majority of our board must be "independent." According to guidelines adopted by our board, a director will not be considered independent if, within the last three years:

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  we employed the director as, or a member of the director's immediate family was, an executive officer;

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  the director or an immediate family member received more than $100,000 per year in direct compensation from us (excluding amounts paid in the form of director and committee fees);

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  the director or an immediate family member was affiliated with or employed by our present or former internal or external auditor;

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  one of our executive officers serves on the compensation committee of another company that employs the director in any capacity or that employs an immediate family member of the director as an executive officer;

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  the director was an executive officer or employee, or an immediate family member was an executive officer, of a company that made payments to, or received payments from, us which in any single year exceeded the greater of $1 million or 2% of the other company's consolidated gross revenues;

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  the director was affiliated, directly or indirectly, with IREIC, whether by ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of IREIC;

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  the director serves as a director for more than two other REITs organized by IREIC; or

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  the director performs other services for the company in addition to service as a director.

        The board of directors has determined that as of April 15, 2004, five of our eight incumbent directors are independent under these guidelines: Ms. Lawton and Messrs. Burris, Herter, McAuley and Simmons.

        Our board believes that our directors should possess significant experience in areas of importance to us, particularly real estate management and finance. They must also possess the analytical skills and commitment to devote the necessary time and attention to our affairs. Our independent directors will meet, from time to time, in executive session without any other directors or representatives of management present. The person designated by the independent directors will preside over the executive session. Each director has access to individual members of management or to other employees on a confidential basis and has access to our records and files. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense.

        Communicating with Directors.    Stockholders wishing to communicate with our board members may send communications by letter, email or telephone, in care of our corporate secretary who will review and forward the correspondence to the appropriate person or persons for a response.

        Our "whistleblower" policy prohibits us, or any of our employees, from retaliating or taking any adverse action against anyone for raising a concern. Stockholders or employees preferring to raise his or her concern in a confidential or anonymous manner may do so by contacting our general counsel, who will then refer the matter to the chairperson of the audit committee or by calling our ethics hotline. The hotline is available twenty-four hours a day, seven days a week to receive reports of ethical concerns or incidents, including concerns about accounting, internal controls or auditing matters. Callers to this hotline may remain anonymous.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee recommends individuals to the board for nomination as members of the board and its committees and develops and recommends corporate governance guidelines. All members of the committee satisfy the independence standards contained in the New York Stock Exchange corporate governance rules, our governing documents and our Guidelines on Corporate Governance. A copy of these guidelines is attached to this proxy statement as Annex A. We have also attached a copy of the committee's charter to this proxy statement as Annex B.

        The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management and by stockholders. Stockholders who would like to propose a candidate may do so by submitting the candidate's name, resume and biographical information to the attention of our corporate secretary. All proposals for nomination received by the corporate secretary in a timely manner will be presented to the committee.

        The committee reviews each candidate's biographical information and assesses each candidate's independence, skills and expertise based on a variety of factors, including the person's experience or background in real estate management or finance, regulatory matters or corporate governance. Based on its assessment of each candidate, the committee makes its recommendation regarding potential director candidates to the board. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the board of directors and members of senior management.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our board, acting on the recommendation of our nominating committee, has nominated all of the current directors for reelection at the 2004 annual meeting. Ms. Lawton and Messrs. Burris, Herter, McAuley and Simmons have been nominated to serve as independent directors. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders. The following gives information, provided by the nominees, about their principal occupation, business, experience and other matters:

        Roland W. Burris, 66.    Independent Director since 1996. Mr. Burris has been manager and chief executive officer of Burris & Lebed Consulting LLC and of counsel to the law firm Burris, Wright, Slaughter & Tom, LLC since April 2002. Prior to that, Mr. Burris was of counsel to law firm of Buford & Peters LLC from January 1999 to March 2002, and served as the managing partner of Jones, Ware & Grenard, a law firm, from June 1995 to December 1998. Mr. Burris concentrates his practice primarily in the areas of environmental, banking and consumer protection law. From 1973 to 1995, Mr. Burris held various governmental positions in the State of Illinois including State Comptroller (1979 to 1991) and Attorney General (1991 to 1995). Mr. Burris serves on the board of the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission and is an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

        G. Joseph Cosenza, 60.    Director since 1994 and a member of our management committee. Mr. Cosenza is a founding stockholder of, and a director and vice chairman of, The Inland Group, Inc., where, among other things, he supervises a staff of fifteen property acquisition personnel. The Inland Group, Inc. is a diversified real estate and financial services organization located in Oak Brook, Illinois and is the ultimate parent of IREIC and Inland Mortgage. In addition, Mr. Cosenza serves on the board, or as an officer, of entities wholly owned or controlled by The Inland Group. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

        Daniel L. Goodwin, 60.    Chairman of the Board and a member of our management committee. Mr. Goodwin recently became chairman of our board and is a founder, controlling stockholder, chairman of the board and chief executive officer of The Inland Group, Inc. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. Mr. Goodwin is also the chairman of the board, president and chief executive officer of Inland Bancorp Holding Company and serves on the board of directors of the Illinois State Affordable Housing Trust Fund, the American National Bank of DuPage and the New Directions Housing Corporation and is chairman of the board of trustees of Northeastern Illinois University. Mr. Goodwin is also a licensed real estate broker and a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors.

        Joel G. Herter, 66.    Independent Director since 1997. Mr. Herter is a senior consultant of Wolf & Company LLP, certified public accountants, where he has been employed since 1978. Mr. Herter's business experience includes providing accounting and auditing, tax and general business services including venture and conventional financing, forecasts and projections and strategic planning to a variety of industries. Mr. Herter is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. Herter currently serves as chairman of the board of trustees of Elmhurst Memorial Hospital; director of Suburban Bank and Trust Company; and past chairman and current member of the board of trustees of Elmhurst College. Mr. Herter also serves on the board of the Illinois Sports Facilities Authority.

        Heidi N. Lawton, 41.    Independent Director since 1994. Ms. Lawton is the president of Lawton Realty Group, Inc., a commercial real estate brokerage and management firm, which she founded in 1989. Ms. Lawton is responsible for all aspects of its operations, including structuring real estate investments, procuring partners or investors, acquiring land and properties and obtaining financing for development or acquisition. Ms. Lawton has been licensed as a real estate professional since 1982 and currently serves as a Director of the Northern Illinois Association of Realtors.

        Thomas H. McAuley, 59.    Independent Director since 2004. Mr. McAuley is the former chairman and chief executive officer of IRT Property Company, an Atlanta-based real estate investment trust traded on the New York Stock Exchange. Prior to joining IRT in 1995, Mr. McAuley was a regional partner with Faison and Associates, a real estate management and development company, which was the successor by purchase of Ewing Southeast Realty where Mr. McAuley served as chairman and chief executive officer from 1988 to 1993. Mr. McAuley is a director of RBC Centura Card Bank and is a member of the International Council of Shopping Centers, the National Association of Real Estate Investment Trusts and the National Association of Corporate Directors.

        Robert D. Parks, 60.    President, chief executive officer and a member of our management committee. Mr. Parks has also been a director since 1994 and until recently also served as chairman of the board. Mr. Parks served as our president from 1994 to June 2000, reassuming the office of president and chief executive officer in March 2001. Mr. Parks is a founding stockholder and a director of The Inland Group, Inc. Mr. Parks also serves on the board, or as an officer, of entities wholly owned or controlled by The Inland Group. Mr. Parks is primarily responsible for managing The Inland Group's affiliated broker-dealer, Inland Securities Corporation, and other marketing and investor relations activities. Mr. Parks is also chairman of the board and chief executive officer of Inland Retail Real Estate Trust, Inc. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. and a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning and the National Association of Real Estate Investment Trusts. Prior to joining the company, Mr. Parks taught in Chicago's public schools.

        Joel D. Simmons, 45.    Independent Director since 2000. Mr. Simmons is a limited partner of Cohen Financial, a national real estate finance company, where he has been employed since November 1983. Mr. Simmons focuses on structuring and managing capital for commercial real estate transactions. Mr. Simmons serves on the board of directors of Albany Bank & Trust Co. of Chicago, is a member of the International Council of Shopping Centers and a member of the ICSC Illinois State Committee.

        RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the election of all eight nominees.

Independent Director Compensation

        The independent directors are paid an annual fee of $18,000 plus a fee for each board or committee meeting attended in person or by telephone equal to $750 and $500, respectively. In addition, each year on the date of our annual meeting of stockholders, each independent director then in office receives a grant of options to purchase 1,000 shares of our common stock at an exercise price equal to the then fair market value of the stock. Messrs. Cosenza, Goodwin and Parks do not receive any fees, options or other remuneration for serving as directors.

Meetings of the Board of Directors and Committees of the Board

        During calendar year 2003, the board met nine times. Each director serving on the board during 2003 attended at least seventy-five percent (75%) of these board meetings except Mr. Goodwin who attended six of the nine meetings. During calendar year 2003, the audit committee, composed of Ms. Lawton and Messrs. Burris and Herter met six times. Our management committee, composed of

Messrs. Cosenza, Goodwin, Parks and Mark Zalatoris, our executive vice president, chief operating officer, treasurer and chief financial officer, was formed to oversee our day-to-day operations. During calendar year 2003, the management committee met nine times. Each member of the committee attended at least seventy-five percent (75%) of these meetings. Messrs. Goodwin, Parks and Zalatoris attended each meeting. Our board recently formed a compensation committee and a nominating and corporate governance committee. Each of these committees is composed entirely of independent directors. Mr. McAuley, who joined our board in April 2004, will become a member of each standing committee, including the audit committee, upon completion of the annual meeting.

Committees of the Board of Directors

        The board of directors has three standing committees:

        Audit committee.    This committee which assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent auditors; and (4) the performance of our internal audit function and independent auditors. The report of the committee is included in this proxy statement. The board has determined that Mr. Herter qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission and that each member of the committee is independent in accordance with the standards set forth in the committee's charter and the NYSE corporate governance rules. The audit committee charter is attached to this proxy statement as Annex C.

        Nominating and corporate governance committee.    This committee was formed recently and is responsible for identifying individuals qualified to become board members and recommending nominees to the board. This committee will also lead the board in its annual review of the board's performance and recommend, to the board director candidates for each committee. The committee also reviews our code of ethics and other internal policies to confirm that the principles contained in the code are being incorporated into our culture and business practices. The board has determined that each member of the committee is independent in accordance with the standards set forth in the committee's charter and the NYSE corporate governance rules. The nominating and corporate governance committee charter is attached to this proxy statement as Annex B.

        Compensation committee.    This committee was formed recently and will be responsible for determining the compensation for our chief executive officer and other senior executive officers and for approving the compensation structure for senior management. Until recently, our entire board performed the function of the compensation committee. Thus, the board has produced an annual report on executive compensation that is included in this proxy statement. The board has determined that each member of the newly-formed committee is independent in accordance with the standards set forth in the committee's charter and the NYSE corporate governance rules. Further, each member of the committee is a "non-employee director," as defined by Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director," as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee charter is attached to this proxy statement as Annex D.

        The management committee is not a standing committee of the board. This committee oversees our day-to-day management. The committee has not adopted a charter.

        The charters attached to this proxy statement are also available free of charge on our website at www.inlandrealestate.com under the "Investor Relations" tab or by writing to us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Relations.

AUDIT COMMITTEE REPORT

        In accordance with our written charter, which was recently amended on March 12, 2004, the audit committee assists the board in overseeing the company's financial reporting process including evaluating the effectiveness of internal accounting, auditing and financial controls and procedures.

        Management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles, designing and implementing a system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The audit committee is responsible for monitoring and reviewing these procedures and processes. The audit committee is composed of three independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee's charter, the company's governing documents and the rules promulgated by the New York Stock Exchange. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and, with the exception of Mr. Herter, are not experts in the fields of accounting or auditing. The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

        During fiscal 2003, the audit committee met six times. During these meetings, the members of the audit committee met separately and with members of the company's management and with the company's independent auditors, KPMG LLP. The committee discussed numerous items at these meetings including the independent auditors' overall scope and plan for its year-end audit. As part of these discussions, the audit committee discussed the results of the independent auditor's examination and their observation and evaluation of the company's internal controls. Further, the audit committee reviewed and discussed, with management and the independent auditors, the company's audited consolidated financial statements as of and for the year ended December 31, 2003.

        The audit committee also discussed, with the independent auditors, all of the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees." The audit committee also obtained a formal written statement from the independent auditors describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The audit committee discussed, with the auditors, any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. Further, the audit committee inquired into whether the independent auditors provide information technology services and other non-audit services to the company and was advised that KPMG LLP did not provide any of these services.

        At each of its meetings during 2003, the audit committee met with members of the company's executive management team and the independent auditors to review the certification required to be provided under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission by the chief executive officer and chief financial officer.

        Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended, to the board of directors, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee
Roland W. Burris Joel G. Herter Heidi N. Lawton

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

        Prior to March 12, 2004, the company did not have a separate compensation committee. Instead, our entire board reviewed and established executive compensation. In doing so, our board relied on input and guidance from our management committee. Mr. Parks, a member of our board and, hence, the committee, is also an officer.

        The primary focus of our compensation strategy is to create value for our stockholders by attracting and retaining highly qualified employees. The policy for compensating our executive officers, excluding our chief executive officer, focuses on paying base salary and bonus compensation comparable to industry standards. Mr. Parks, our president and chief executive officer and until recently chairman of the board, is not required to dedicate full time and attention to our matters. He provides services to us pursuant to a consulting agreement under which we pay him a fee of $50,000 per year.

        Base salaries for our other executives are reviewed on an annual basis and increases are granted based on, among other things, comparable salary levels in the REIT industry and the particular executive's credentials. Incentive compensation bonuses are predicated on the executive satisfying, in most cases, predetermined performance targets based on both our overall performance and the executive's individual performance. For example, the employment agreements with Messrs. Zalatoris, Carr and Anderson, all contain provisions under which they can earn bonus compensation based on growth in the company's "Funds From Operations" or "FFO" compared against the growth in FFO for the National Association of Real Estate Investment Trusts ("NAREIT") retail property sector. FFO is a financial metric commonly used by investors and analysts to evaluate a REIT's performance. NAREIT is an industry trade group that has, among other things, developed standards for evaluating REIT performance. FFO is also used to determine the number of restricted shares of company common stock issued to these individuals under their respective employment agreements. As noted above, the compensation arrangements with the company's chief executive officer, Mr. Parks, are covered in a consulting agreement. We do not have an employment agreement with Mr. Kayner, our corporate secretary and general counsel. His compensation is based on an evaluation of market rates for individuals with similar experience.

        In reviewing compensation matters, we consider the anticipated tax treatment to both the company and to the executives of various payments and benefits. The deductibility of some types of compensation payments depends on when an executive vests or exercises previously granted rights. Furthermore, interpretations of, and changes in, the tax laws and other factors beyond our board's control also affect the deductibility of compensation. For these and other reasons, executive compensation is not necessarily limited to amounts deductible under Section 162(m) of the Internal Revenue Code. Our board will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

The Compensation Committee
Roland W. Burris G. Joseph Cosenza Daniel L. Goodwin Joel G. Herter Heidi N. Lawton Robert D. Parks Joel D. Simmons

EXECUTIVE COMPENSATION

Compensation Tables

        The table set forth below reports the compensation paid to our chief executive officer and our four other most highly compensated executive officers. These five individuals are referred to as the "covered executives." The tables include salaries and bonuses paid during the last three years.

	Annual Compensation					Long-Term Compensation Awards			Payouts
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)	LTP Payouts ($)	All Other Compensation ($)
Robert D. Parks, President and Chief Executive Officer	2003 2002 2001		50,000 50,000 50,000	— — —	— — —	— — —		— — —	— — —	— — —
Mark E. Zalatoris, Executive Vice President, Chief Operating Officer, Treasurer and Chief Financial Officer	2003 2002 2001		210,000 190,000 167,500	— 10,000 —	— — —	— 10,000 —	(1)	— — —	— — —	— — —
David J. Kayner, Corporate Secretary, General Counsel	2003 2002 2001	(2)	185,000 179,615 58,333	15,000 10,000 —	— — —	— — —		— — —	— — —	— — —
D. Scott Carr, President Inland Commercial Prop. Mgmt.	2003 2002 2001		138,240 135,000 110,000	— 10,000 —	— — —	— 20,000 —	(1)	— — —	— — —	— — —
William W. Anderson, Vice President, Acquisitions and Sales	2003 2002 2001		122,880 120,000 100,000	— 8,000 —	— — —	— 20,000 —	(1)	— — —	— — —	— — —

(1)
Reflects the dollar value of restricted stock issued at a value of $11.00 per share.
(2)
Amount reflects compensation as of the start date of Mr. Kayner's employment, September 1 through December 31.

Executive Officers

        The board of directors annually elects our executive officers. These officers may, subject to their respective employment agreements, be terminated at any time. Listed below is information about our executive officers except for Mr. Parks, whose biography is included above.

        Mark E. Zalatoris, 46.    Executive vice president, chief operating officer, treasurer, chief financial officer and a member of our management committee. Mr. Zalatoris became a full-time employee in July 2000 and was recently promoted to executive vice president and chief operating officer. Prior to that, Mr. Zalatoris was employed by IREIC as a vice president with primary responsibility for asset management and due diligence functions. Mr. Zalatoris is a certified public accountant, holds a general securities license and is a member of the National Association of Real Estate Investment Trusts.

        David J. Kayner, 65.    Corporate secretary and general counsel. Mr. Kayner joined us in September, 2001. From 1973 to 2001, Mr. Kayner was a partner of the law firm of Piper Rudnick (f/k/a Piper, Marbury, Rudnick & Wolfe), where he concentrated his legal practice in real estate law, and from 1982 to 1990 he acted as a managing partner. Mr. Kayner is admitted to practice law in the State of Illinois and is a member of the American Bar Association, Illinois State Bar Association and the Chicago Bar Association. Mr. Kayner has also served as an adjunct professor of law at the John Marshall School of Law.

        William W. Anderson, 45.    Vice president—acquisitions and sales. Mr. Anderson became a full-time employee in July 2000. From 1996 to 2000, Mr. Anderson was employed by an affiliate of The Inland Group, Inland Real Estate Acquisitions, Inc., as an assistant vice president. Mr. Anderson's responsibilities included analyzing and negotiating the acquisition of shopping centers, apartments and net leased commercial properties.

        D. Scott Carr, 38.    President of Inland Commercial Property Management or "ICPM." Mr. Carr has been employed by ICPM since 1994. We acquired ICPM in July 2000. Mr. Carr's responsibilities include overseeing all property management operations.

Employment Agreements

        Robert D. Parks: President and Chief Executive Officer.    Mr. Parks, who is also a founding stockholder of the Inland Group, Inc., serves pursuant to a consulting agreement entered into in 2000. Under this agreement, we pay Mr. Parks an annual fee equal to $50,000. Mr. Parks is also eligible to participate in our benefit plans such as health and disability insurance and 401(k) plans. The agreement automatically renews for an additional one-year period unless either party provides written notice of its intent not to renew at least thirty days prior to expiration of the then current term. We retain the right to terminate the agreement both with and without "cause" which is defined as:

  •
  conduct amounting to fraud, embezzlement or illegal misconduct;

  •
  conduct that we reasonably believed has brought us into substantial public disgrace or disrepute;

  •
  failure by Mr. Parks to perform his duties;

  •
  gross negligence or willful misconduct by Mr. Parks with respect to us or our clients, employees and activities; or

  •
  any other material breach of the agreement or any other agreement to which we and Mr. Parks are a party or, among other things, a material breach of any written policy regarding conflicts of interest, standards of business conduct or fair employment practices.

        If we were to terminate Mr. Parks without "cause," we would be required to pay him all fees payable under the agreement, reimbursable expenses, benefits and any bonus that had accrued to the date of termination plus a severance payment equal to the fee that would have been paid during the remaining portion of the then current term plus six additional months of the then current fee. Mr. Parks has also agreed that during the term of the agreement and for six months following termination for any reason, he will not compete with us, solicit customers or employees or take any action which is or could be reasonably expected to be detrimental to us, our affiliates, employees or operations. Mr. Parks' agreement does not contain any provision requiring payment if a "change in control" occurs. Further, Mr. Parks is permitted to continue his other business activities including serving as chairman of the board and chief executive officer of Inland Retail Real Estate Trust, Inc., a real estate investment trust which owns and acquires neighborhood and community shopping centers primarily in the southeastern United States and Inland Western Retail Real Estate Investment Trust which acquires similar properties in the western United States.

        Mark E. Zalatoris: Executive Vice President, Chief Operating Officer, Treasurer and Chief Financial Officer.    We employ Mr. Zalatoris pursuant to an employment agreement that became effective July 1, 2001. Under the agreement, which expires on December 31, 2004, we have agreed to pay Mr. Zalatoris a base salary of $225,000 for the year ending December 31, 2004 and an increase of $15,000 from his base salary for the year ended December 31, 2003.

        Mr. Zalatoris may also earn a cash bonus equal to up to sixty percent (60%) of his base salary. A portion of the bonus is paid, in the discretion of our chief executive officer, and a portion depends on the growth in our FFO compared to the median growth rate in FFO published by the National Association of Real Estate Investment Trusts ("NAREIT") for the entities comprising the "retail property sector."

        So long as we employ Mr. Zalatoris, he may also earn, each year, additional compensation in the form of up to 18,181.82 shares of our common stock based again on the relative growth in our FFO compared to the NAREIT retail property sector each year. As in the case of the bonus compensation, a portion of the stock compensation is issuable at the discretion of our chief executive officer. Any shares issued to Mr. Zalatoris are, and will be, subject to vesting requirements. Twenty percent (20%) of the shares vest on each anniversary of the date of issuance. If Mr. Zalatoris is terminated for "cause" as defined in the agreement, or if he voluntarily terminates his employment, he is required to forfeit all unvested shares. Unless forfeited, Mr. Zalatoris may vote all shares and receive distributions on all shares including those which have not vested.

        If the agreement and Mr. Zalatoris' employment are terminated due to his death or disability, he (or his estate or beneficiaries) will be entitled to be paid any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses, vested benefits and the prorated portion of any incentive compensation Mr. Zalatoris received for the year prior to termination. In addition, all unvested shares of stock issued to him as compensation under the agreement will immediately vest and no longer be subject to forfeiture. If Mr. Zalatoris' employment is terminated without cause or by him for "good reason," in addition to the compensation set forth above, he will also be entitled to an amount equal 1.25 times the sum of (1) his then current base salary, plus (2) an amount equal to the incentive compensation which Mr. Zalatoris received for the year prior to termination; provided, however, if the termination occurs within two years of a "change of control," then, Mr. Zalatoris will instead be entitled to an amount equal to 2.99 times the sum of (A) his then current base salary, plus (B) an amount equal to the incentive compensation which Mr. Zalatoris received for the year prior to termination, plus (C) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

        During the term of the agreement and for a period of one year following the termination thereof, Mr. Zalatoris has agreed to certain non-compete and non-solicitation provisions.

        D. Scott Carr. President, Inland Commercial Property Management.    Mr. Carr is employed by our property management subsidiary pursuant to a contract which renews on an annual basis for additional one-year periods so long as notice is given at least twenty days prior to the end of the previous term. Under the agreement, we paid Mr. Carr a base salary of $138,240 for the period from January 1, 2003 to December 31, 2003. We renewed the agreement for a two-year period ending on December 31, 2005 and will pay Mr. Carr a base salary of $165,000 per year. If the agreement is further renewed, Mr. Carr's base salary will be adjusted on mutually agreeable terms and conditions. Mr. Carr is eligible for cash bonuses equal to up to forty percent (40%) of his base salary, calculated annually based on the growth in our FFO compared to the median growth rate in FFO published by the NAREIT for the entities comprising the "retail property sector."

        In addition, so long as his employment is not terminated, he may earn additional compensation of up to 5,454.55 shares of our common stock each year based again on our relative growth in FFO when compared to the NAREIT retail property sector. All shares issued to Mr. Carr are, and will be, subject to vesting requirements. Specifically, twenty percent (20%) of the shares vest on each anniversary of the date of issuance. If Mr. Carr is terminated for "cause" as defined in the agreement, or if he voluntarily terminates his employment, Mr. Carr is required to forfeit all unvested shares. Unless forfeited, Mr. Carr may vote all shares and receive distributions on all shares including those which have not vested.

        If Mr. Carr's employment is terminated due to his death or disability, he (or his estate or beneficiaries) will be entitled to be paid any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses, vested benefits and the prorated portion of the incentive compensation Mr. Carr received for the year prior to termination. In addition, all unvested shares of stock issued to him under the employment agreement will immediately vest and no longer be subject to forfeiture. If Mr. Carr's employment is terminated without cause or by him for "good reason," in addition to the compensation set forth above, he will also be entitled to an amount equal 1.0 times the sum of (1) his then current base salary, plus (2) an amount equal to the incentive compensation which Mr. Carr received for the year prior to termination, plus (3) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination; provided, however, if the termination occurs within three years of a "change of control," then, Mr. Carr will instead be entitled to an amount equal to 1.5 times the sum of (A) his then current base salary, plus (B) an amount equal to the incentive compensation which Mr. Carr received for the year prior to termination, plus (C) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

        During the term of the employment agreement and for a period of six months following the voluntary termination thereof, Mr. Carr has agreed to certain non-compete and non-solicitation provisions.

        William W. Anderson: Vice President, Acquisitions and Sales.    We employ Mr. Anderson pursuant to an employment agreement that became effective as of January 1, 2002. The agreement expires each year but can be renewed if we give written notice to Mr. Anderson at least twenty days prior to the end of the previous term. Under the agreement, we paid Mr. Anderson a base salary of $122,880 for the period from January 1, 2003 to December 31, 2003. The agreement has been renewed on a month to month basis on the same terms and conditions pending a more complete amendment or revised agreement. If the agreement is further renewed, Mr. Anderson's base salary will be adjusted on mutually agreeable terms and conditions. Mr. Anderson may also be paid cash bonuses equal to up to thirty percent (30%) of his base salary, calculated annually based on the growth in our FFO compared to the median growth rate in FFO published by NAREIT for the entities comprising the "retail property sector."

        In addition, so long as his employment is not terminated, he may earn additional compensation of up to 5,454.55 shares of our common each year stock based again on our relative growth in FFO when compared to the NAREIT retail property sector. All shares issued to Mr. Anderson are, and will be, subject to vesting requirements. Specifically, twenty percent (20%) of the shares vest on each anniversary of the date of issuance. If Mr. Anderson is terminated for "cause" as defined in the agreement, or if he voluntarily terminates his employment, Mr. Anderson is required to forfeit all unvested shares. Unless forfeited, Mr. Anderson may vote all shares and receive distributions on all shares including those which have not vested.

        If Mr. Anderson's employment is terminated due to his death or disability, he (or his estate or beneficiaries) will be entitled to be paid any accrued but unpaid base salary, compensation for unused vacation days accrued as of the termination date, unreimbursed business expenses, vested benefits and the prorated portion of the incentive compensation Mr. Anderson received for the year prior to termination. In addition, all unvested shares of stock issued to him under the employment agreement will immediately vest and no longer be subject to forfeiture. If Mr. Anderson's employment is terminated without cause or by him for "good reason," in addition to the compensation set forth above, he will also be entitled to an amount equal 1.0 times the sum of (1) his then current base salary, plus (2) an amount equal to the incentive compensation which Mr. Anderson received for the year prior to termination, plus (3) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination; provided, however, if the termination occurs within three years of a "change of control," then, Mr. Anderson will instead be entitled to an amount equal to 1.5 times the sum of (A) his then current base salary, plus (B) an amount equal to the incentive compensation which Mr. Anderson received for the year prior to termination, plus (C) the value of any shares of common stock issued to him as compensation under the employment agreement for the year prior to termination.

        During the term of the employment agreement and for a period of six months following the voluntary termination thereof, Mr. Anderson has agreed to certain non-compete and non-solicitation provisions.

Stock Option Grants

        Under our Independent Director Stock Option Plan, we are authorized to issue options to purchase up to 50,000 shares of our common stock to directors who have satisfied the test of independence. Each person who satisfies the criteria is issued an option to purchase 3,000 shares upon becoming a member of the board. Thereafter, each person is granted an option to purchase 1,000 shares on the date of each annual meeting assuming the person remains an independent director. The exercise price of each option is equal to fair market value as determined on good faith by our board of directors on the date of the grant. The initial grant of options vest and become exercisable as follows: (1) 1,000 shares on the date of grant; and (2) 1,000 shares on the first and second anniversary of the grant, respectively. All subsequent options vest and become exercisable on the second anniversary of the grant.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	34,500.00	12,000 at $9.05 1,500 at $9.50 21,000 at $10.45	15,500.00
Equity compensation plans not approved by security holders	4,545.45	$11.00	n/a
Total	39,954.54	$10.08	15,500.00

Certain Relationships and Related Transactions

        During the year ended December 31, 2003, we paid $701,587 to various affiliates of The Inland Group for various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, investor relations, property tax reduction services, mail processing and certain legal services. The Inland Group is owned and controlled by three of our directors, Messrs. Cosenza, Goodwin and Parks. We paid hourly rates for these services. The hourly rate is based on the salary of the individual rendering the service, plus a pro rata allocation of corporate overhead applicable to the person for things such as employee benefits, rent, materials, fees, taxes and operating expenses except for computer services which were purchased at a fixed rate of $50.00 per hour and legal services purchased at a fixed rate of $220 per hour. We categorize the amounts paid for all of these the services as general and administrative expenses. We expect to continue purchasing these services during the fiscal year ending December 31, 2004.

        We also paid fees totaling $401,551 to Inland Real Estate Acquisitions, Inc., an indirect subsidiary of The Inland Group, for services rendered in connection with property acquisitions. All of the fees are included in the subject property's capitalized cost which must be covered by an appraisal. Further, we lease our corporate office space from an affiliate of The Inland Group pursuant to the terms of a lease that expires on June 30, 2004. The lease may be renewed for an additional year. We paid rent totaling $238,768 for the year ended December 31, 2003, and expect to pay rent equal to $248,904 for the fiscal year ending December 31, 2004. We categorize payments under this lease as general and administrative expenses.

        An affiliate of The Inland Group, Inc. is the mortgagee on a property we own in Decatur, Illinois leased to the operator of a Walgreens. As of December 31, 2003, the remaining balance of the mortgage was $632,064. The loan secured by this mortgage bears interest at a rate equal to 7.65% per annum and matures on May 31, 2004. For the year ended December 31, 2003, we paid principal and interest payments totaling $68,266 on this mortgage.

        One of our wholly owned subsidiaries is a member in a joint venture with a wholly owned subsidiary of Tri-Land Properties, Inc. Richard Dube, the brother-in-law of Mr. Goodwin, one of our directors, is the president and a principal owner of Tri-Land Properties. As of December 31, 2003, we have invested $500,000 in this joint venture. We have also agreed to lend the joint venture up to $17.8 million secured by property owned by the joint venture. As of December 31, 2003, we have loaned the joint venture approximately $9.0 million. Amounts loaned to the joint venture bear interest at a rate equal to 9% per annum. The loan matures on January 31, 2006. During the year ended December 31, 2003, we received interest payments on this loan totaling $715,319.

        Inland Investment Advisors, Inc., an affiliate of The Inland Group, Inc., manages our portfolio investment securities. We pay this entity a fee equal to 0.75% of the net asset value of the securities on an annual basis. We paid Inland Investment Advisors $15,000 for managing our investment securities for the fiscal year ended December 31, 2003.

        On September 3, 2003, we entered into an agreement with IREIC, Partnership Ownership Corporation and Fleet National Bank. IREIC and Partnership Ownership Corporation are both owned or controlled by The Inland Group, Inc. IREIC and Partnership Ownership Corporation collectively own 6,175,131 shares of our common stock which they have pledged to secure draws under a $35.0 million line of credit obtained by them from Fleet National Bank. Under the agreement, IREIC paid us $100,000 in return for our agreement to repurchase a portion of these pledged shares, at a price equal to $8.90 per share, from Fleet National Bank if IREIC defaults on the line of credit agreement and Fleet National Bank exercises its right under the pledge agreement to obtain ownership of the shares. Although IREIC and Partnership Ownership Corporation have pledged all of their shares, we are only required to repurchase that number of shares multiplied by $8.90 needed to satisfy any of their obligations, including principal, accrued interest and other costs and expenses under the line of credit agreement. Further, we are not required to repurchase more than $15.0 million worth of shares during any six-month period. The maximum amount that we are required to repurchase is approximately 4.0 million shares or $35.0 million of stock based on a price of $8.90 per share. This agreement was approved by our independent directors who, among other things, determined the fairness of the fee received by us from IREIC. In determining that the fee was fair, the independent directors obtained a fairness opinion from an unaffiliated third party.

PROPOSAL NO. 2—RATIFY APPOINTMENT OF KPMG LLP

        The audit committee has selected KPMG LLP to serve as our independent auditor for the fiscal year ending December 31, 2004. We traditionally ask our stockholders to ratify the selection of an independent auditor, even though your approval is not required. Further, even if you do not approve the selection of KPMG LLP, we will not replace them for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new auditor. Instead, the audit committee will consider the negative vote as a direction to consider a different auditor next year. The selection of KPMG LLP as our auditor must be ratified by a majority of the votes cast at the annual meeting.

        Representatives of KPMG LLP will attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

        RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2004.

Disclosure of Auditor Fees

        The following is a description of the fees billed to us by KPMG LLP during the fiscal year ended December 31, 2003:

        Audit Fees:    During the fiscal years ended December 31, 2003 and 2002, we paid fees to KPMG LLP of $240,000 and $178,500, respectively, for professional services rendered for the audit of our annual financial statements for those years, and review of our interim financial statements included in our quarterly reports on Form 10-Q during those years.

        Audit Related Fees:    We did not engage KPMG LLP to provide any other audit related services during the fiscal years ended December 31, 2003 and 2002, respectively.

        Tax Fees:    During the fiscal years ended December 31, 2003 and 2002, we paid KPMG LLP $89,700 and $71,100, respectively, for tax compliance, tax advice and tax planning.

        All Other Fees:    During the fiscal year ended December 31, 2003, we paid KPMG LLP $6,000 for accounting services rendered to the company in connection with the preparation of a registration statement on Form S-3 filed with the Securities and Exchange Commission in July 2003. We did not engage KPMG for any other services for the fiscal year ended December 31, 2002.

        Financial Information Systems Design and Implementation Fees:    We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during the year ended December 31, 2003, or 2002, respectively.

Approval of Independent Auditor Services and Fees

        Our audit committee has reviewed and approved all of the fees charged by KPMG, and actively monitors the relationship between audit and non-audit services provided by KPMG. The audit committee has concluded that the provision of services by KPMG was consistent with maintaining KPMG's independence. The company has adopted a policy that it will no longer engage its primary independent auditors for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The policy also includes limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC's auditor independence rules are satisfied.

        Under the policy, the audit committee must pre-approve all services provided by the company's independent auditors and the fees charged for these services. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the committee will periodically monitor the levels of fees charged by KPMG and compare these fees to the amounts previously approved. The audit management committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

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COMMON STOCK OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of April 23, 2004, regarding the number and percentage of our outstanding shares of common stock beneficially owned, including shares which may be purchased within sixty (60) days of the date hereof upon the exercise of options by: (1) each director and each nominee for director; (2) each executive officer, including shares issued under employment agreements that are subject to vesting conditions; and (3) all directors and executive officers as a group. The table also sets forth information as of April 23, 2004 with respect to any person known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Daniel L. Goodwin(1)(3)(4)	6,357,248.85	9.6
Inland Real Estate Investment Corporation(5)	6,065,454.36	9.2
Inland Mortgage Investment Corporation(5)	127,272.64	*
Partnership Ownership Corporation(5)	109,676.88	*
Robert D. Parks(1)(2)(3)	36,768.54	*
G. Joseph Cosenza(1)(3)(6)	16,443.64	*
Roland W. Burris(1)(7)(8)	11,007.72	*
Heidi N. Lawton(1)(9)(10)	9,834.57	*
The Inland Group, Inc.(5)	9,091.00	*
Joel G. Herter(1)(11)(12)	8,664.11	*
Joel D. Simmons(1)(13)(14)	5,000.00	*
Mark E. Zalatoris(2)(3)(15)	4,542.50	*
D. Scott Carr(2)(3)	2,950.72	*
William W. Anderson(2)(3)	1,869.43	*
David J. Kayner(2)(3)	—	—
Thomas H. McAuley(1)(16)	—	—
All Executive Officers and Directors as a group	6,454,330.08	9.8

(1)
Director
(2)
Executive Officer
(3)
The business address of Messrs. Anderson, Carr, Cosenza, Goodwin, Parks, Kayner and Zalatoris is 2901 Butterfield Road, Oak Brook, Illinois 60523
(4)
Includes 9,090.00 shares, 127,272.64 shares, 6,065,454.36 shares, and 109,676.88 shares of our common stock owned by the Inland Group, Inc., Inland Mortgage Investment Corporation, Inland Real Estate Investment Corporation and Partnership Ownership Corporation, respectively. Each of these entities is an indirect wholly-owned subsidiary of The Inland Group, Inc. Mr. Goodwin is the controlling shareholder of The Inland Group, Inc.
(5)
The business address for this entity is 2901 Butterfield Road, Oak Brook, Illinois 60523.
(6)
Includes 9,225.46 shares owned by the Judith M. Cosenza Revocable Trust, 2,305.55 shares owned by the Mark Cosenza Gift Trust and 2,305.55 shares owned by the Cathy Cosenza Gift Trust. Mr. Cosenza serves as trustee of each of these trusts with power to vote the shares and to dispose of the shares.
(7)
The business address of Mr. Burris is Burris & Lebed Consulting LLC, 1130 S. Wabash, Suite 501, Chicago, Illinois 60605.
(8)
Includes options to purchase 7,500 shares at exercise prices ranging from $9.05 to $10.45 per share and 3,507.72 shares owned jointly with Mr. Burris' spouse.
(9)
The business address for Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60521.

(10)
Includes options to purchase 8,000 shares at exercise prices ranging from $9.05 to $10.45 per share.
(11)
The business address of Mr. Herter is c/o Wolf & Company LLP, 2100 Clearwater Drive, Oak Brook, Illinois 60521
(12)
Includes options to purchase 7,000 shares at exercise prices ranging from $9.05 to $10.45 per share.
(13)
The business address for Mr. Simmons is c/o Cohen Financial Corporation, Corporate 500 Centre, 520 Lake Cook Road, Suite 350, Deerfield, Illinois 60048.
(14)
Consists of options to purchase 5,000 shares at an exercise price equal to $10.45 per share.
(15)
Includes 1,092.70 shares owned by the Scott Zalatoris Trust and 1,092.70 shares owned by the Joanne Zalatoris Trust. Mr. Zalatoris serves as a trustee of each trust along with his spouse. Also includes 727.27 shares granted to Mr. Zalatoris under the terms of his employment agreement.
(16)
The business address of Mr. McAuley is 3350 Riverwood Parkway, Suite 1900, Atlanta, Georgia 30339.

  *Less than one percent (1%)

PERFORMANCE GRAPH

        The graph below compares the cumulative total return on our common stock for the last five fiscal years, with the cumulative total return on the Standard & Poor's 500 Index and with the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index for all equity REITs over the same period (assuming the investment of $100 in our common stock, the S&P 500 Total Return Index and the NAREIT Equity REIT Total Return Index on December 31, 1998, and the reinvestment of all dividends). The NAREIT's Equity REIT Total Return Index excludes REITs which operate healthcare facilities.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the our board of directors or compensation committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our shares of common stock, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the form. Based solely on our review of these forms or written representations from the reporting person, we believe that each director, officer and beneficial owner of more than ten percent of our outstanding common stock complied with these filing requirements during the fiscal year ended December 31, 2003, except Mr. Parks who filed a Form 5 on March 25, 2004 to report the acquisition of shares in October 2003.

STOCKHOLDER PROPOSALS

        We have not received any stockholder proposals for inclusion in this year's proxy statement. If a stockholder wishes to present a proposal to be included in the proxy statement for the next annual meeting, the proposal must be submitted in writing and received by our corporate secretary at our offices no later than March 12, 2005, addressed as follows: Corporate Secretary, Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

ANNEX A

INLAND REAL ESTATE CORPORATION

GUIDELINES ON CORPORATE GOVERNANCE

Overview

        The board of directors of Inland Real Estate Corporation (the "Company") recognizes the importance of good corporate governance. These Guidelines, along with the charters and practices of the board's various committees, reflect the board's commitment to monitor the effectiveness of policy and decision-making both at the board and management level, with a view to enhancing stockholder value over the long term. The board recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, the board will review these Guidelines at least annually or more often if deemed necessary.

Board of Directors

        The board of directors' primary responsibility is to provide effective governance over the Company's affairs for the benefit of its stockholders, and to balance the interests of its diverse constituencies, including its customers, employees, suppliers and local communities. In all actions taken by the board, the directors are expected to exercise their business judgment in what they reasonably believe to be in the best interests of the Company. In discharging that obligation, directors may rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors.

Board Composition

        The board has the authority under the by-laws to set the number of directors, which may never be less than three nor more than nine. A majority of the directors must be "independent" in accordance with criteria established by the New York Stock Exchange ("NYSE") listing standards and any other applicable laws, rules and regulations regarding independence in effect from time to time. Candidates for nomination to the board will be selected by the Nominating and Corporate Governance Committee, and recommended to the board for approval, in accordance with the Guidelines recommended by the Committee, taking into consideration the overall composition of the board and areas of expertise that new board members might be able to offer. Directors are elected by the stockholders at each annual meeting to serve for a one-year term or until their successors are elected and qualified.

        The number of other public company boards on which a director may serve is subject to a case-by-case review by the Nominating and Corporate Governance Committee to ensure that each director is able to devote sufficient time to perform his or her duties as a director.

Retirement from the Board

        The Company has not adopted a mandatory retirement age for directors.

Evaluation of Board Performance/Term Limits

        The Nominating and Corporate Governance Committee will conduct an annual review of board performance, in accordance with guidelines recommended by the Committee and approved by the board. This review will include an individual assessment of each director's skills, areas of expertise, qualification as independent under the NYSE listing standards and any other applicable laws, rules and regulation regarding independence, consideration of any changes in a director's responsibilities that may have occurred since the director was first elected to the board, and any other factors deemed appropriate by the Committee. The results of the Committee's review of board performance will be summarized and presented to the board. The Company has not adopted term limits for directors.

Annex A-1

Board and Committee Meetings

        Directors are expected to attend board meetings and meetings of committees and subcommittees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and materials that are important to the board's understanding of the business to be conducted at a board committee meeting should be distributed to the directors prior to the meeting to provide ample time for review beforehand. The chairman will establish the agenda for each board meeting. Each board member is free to suggest items to be included on the agenda or to raise subjects that are not on the agenda for that meeting. The non-management directors will meet in executive session at each meeting both with the chief executive officer and without the chief executive office present. The chair of the Nominating and Corporate Governance Committee shall preside at the executive sessions.

Board Committees

        The standing committees of the board are the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Management Committee. All members of these committees, other than the Management Committee, must satisfy the independence criteria, as determined by the board, set forth in the NYSE listing standards, and any other applicable laws, rules or regulations regarding independence. Committee members will be appointed by the board upon recommendation of the Nominating and Corporate Governance Committee, after consulting with the individual directors.

        Each committee, with the exception of the Management Committee, must have a written charter, which complies with the applicable NYSE listing standards, and other applicable laws, rules and regulations. The charters must set forth the mission and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and reporting to the board.

        The chair of each committee, in consultation with the committee members, has the power to determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The chair of each committee, in consultation with the appropriate members of the committee and senior management, is responsible for developing the committee's agenda. The agenda for each committee meeting will be furnished to all directors in advance of the meeting, and each independent director may attend any meeting of any committee, whether or not he or she is a member of that committee.

        The board and each committee will have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company.

        The board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Director Access to Senior Management

        Directors will have full and free access to senior management and other employees of the Company. Any meeting or contacts that a director wishes to initiate may be arranged through the chief executive officer or the secretary or directly by the director. The board welcomes regular attendance at each board meeting by senior management of the Company.

Director Compensation

        The form and amount of director compensation is determined by the board based upon the recommendation of the Nominating and Corporate Governance Committee. Directors who are

Annex A-2

employees of the Company or any of its subsidiaries or affiliates may not receive any compensation for their services as directors.

Director Orientation Continuing Education

        The Company will provide an orientation program for all new directors and a continuing education program for all members of the board. These programs will include presentations by senior management on, among other things, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs and its Code of Ethics.

CEO Performance

        The Compensation Committee will conduct an annual review of the chief executive officer's performance. The board will review the report in order to ensure that the chief executive officer is providing the best leadership for the Company in the long and short term.

Succession Planning

        The Compensation Committee, or a subcommittee thereof, will make an annual report to the board on succession planning. The entire board will work with the Compensation Committee, or a subcommittee thereof, to nominate and evaluate potential successors to the chief executive officer to meet periodically with the Compensation Committee in order to make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for these individuals.

Insider Transactions

        The Company prohibits purchases of Company stock from employees (except in connection with the routine administration of employee stock option and other equity compensation programs). Directors and executive officers may not trade shares of Company common stock they receive under any of the Company's equity programs during an administrative "blackout" period affecting the Company's 401(k) plan or pension plan pursuant to which a majority of the Company's employees are restricted from trading shares of Company common stock or transferring funds into or out of the Company common stock fund, subject to any legal or regulatory restrictions and the terms of the Company's Insider Trading Policy.

Periodic Review

        The Nominating and Corporate Governance Committee will periodically review and reassess the adequacies of these Guidelines and recommend changes to the board for approval. The board reserves the right to amend these Guidelines from time to time as it determines to be desirable or appropriate.

Annex A-3

ANNEX B

CHARTER OF THE NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE
OF INLAND REAL ESTATE CORPORATION

Purpose

        The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the board of directors of Inland Real Estate Corporation (the "Company") is to recommend individuals to the board for nomination as members of the board and its committees and to develop and recommend to the board a set of corporate governance guidelines. The Committee shall report to the board on a regular basis but not less than once a year.

Membership

        The Committee shall be composed of at least three directors, all of whom must be "independent" under the listing standards of the New York Stock Exchange as well as any other applicable laws, rules and regulations governing independence, as determined from time to time by the Company's board of directors. The Committee members and the Committee Chairperson shall be appointed by the board. Members shall serve at the pleasure of the board and for such terms or terms as the board may determine.

Meetings

        The Committee must meet in person or telephonically as often as it determines is necessary or appropriate, but not less frequently than annually. The Committee may request that any directors or members of management of the Company attend any meeting of the Committee to provide any information requested by the Committee. The Committee shall keep written minutes of its meetings and maintain the minutes in the books and records of the Company.

Purpose and Responsibilities

        The Committee will have the following purpose and responsibilities:

  1.
  identify individuals qualified to become board members, consistent with criteria approved by the board;

  2.
  select, or recommend that the board select, the director nominees for the next annual meeting of stockholders;

  3.
  develop and recommend for the board, a set of corporate governance principles applicable to the Company;

  4.
  oversee the evaluation of the board and management; and

  5.
  conduct an annual performance evaluation of the committee.

Guidelines on Corporate Governance

        The Committee must review, at least annually, the Company's Guidelines on Corporate Governance and recommend any changes to the guidelines deemed necessary or desirable to the board.

Performance Evaluation

        The Committee must produce and provide the board with an annual performance evaluation of the Committee. In conducting its evaluation, the Committee shall compare the performance of the

Annex B-1

Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation must also recommend any improvements to this Charter deemed necessary or desirable. The performance evaluation by the Committee may be conducted in any manner deemed appropriate by the Committee. The report to the board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Delegation to Subcommittee

        The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that the decision of the subcommittees shall be presented to the full Committee at its next meeting.

Resources and Authority of the Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, and may retain, at the Company's expense, such independent counsel or other consultants as it deems necessary. The Committee shall have the sole authority to select and retain any consultants or search firms, to terminate any consultants or search firms retained by it, and to approve the consultants or search firms' fees and any other terms of the engagement.

Annex B-2

ANNEX C

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
OF INLAND REAL ESTATE CORPORATION

Purpose

        The purpose of the Audit Committee (the "Committee") of the board of directors of Inland Real Estate Corporation (the "Company"), through regular or special meetings with management, the internal auditors and the Company's independent auditors, shall be to assist board oversight of: (a) the integrity of the financial statements of the Company; (b) the Company's compliance with legal and regulatory requirements; (c) the qualifications and independence of the independent auditors; and (d) the performance of the Company's internal audit function and independent auditors. In doing so, the Committee will contribute to maintaining open communication among the directors, the independent auditors, the internal auditors, and the senior financial management of the Company.

        The Committee shall also prepare a report to stockholders as required by the rules and regulations of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Membership

        The Committee shall be composed of at least three directors appointed by the board on the recommendation of the Company's Nominating and Corporate Governance Committee. The members of the Committee must satisfy the independence, experience and expertise requirements promulgated by the New York Stock Exchange and in the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (the "Exchange Act") as well as any other applicable laws, rules and regulations governing independence, as determined from time to time by the Company's board of directors. At least one member of the Committee must be a "financial expert" as defined in the Exchange Act.

        No director may serve as a member of the Committee if he or she serves on the audit committee of more than two other public companies, unless the board determines that simultaneous service would not impair the ability of the individual to serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement.

Meetings

        The Committee shall meet as often as it determines is necessary or appropriate, but not less than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Directors who are not members of the Committee may attend and participate in any Committee meeting unless excluded by the Committee.

Authority and Responsibilities

        The Committee shall have the sole authority to appoint or replace the independent auditors. The Committee shall be directly responsible for retaining, evaluating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit or review services for the Company. The independent auditors shall report directly to the Committee.

        The Committee must approve all services to be rendered by the independent auditors, including the fees and terms thereof, prior to the services being rendered or performed, subject in each such case

Annex C-1

to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Committee prior to completing the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to approve audit and permitted non-audit services, provided that the decision of the subcommittee to approve any service shall be presented to the full Committee at its next scheduled meeting.

        The Committee shall have authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to advise the Committee as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to pay for the professional services of any advisors employed by the Committee and to pay the independent auditors for rendering or issuing an audit report or performing other audit, review services for the Company, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee shall make regular reports to the board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board. The Committee shall annually review the Committee's own performance.

        The Committee shall have the following duties and responsibilities:

I.     Financial Statement and Disclosure Matters

        (a)   Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and make a recommendation to the Board regarding the decision to include the audited financial statements in the Company's Form 10-K.

        (b)   Review and discuss with management and the independent auditors the quarterly financial statements prior to the filing of the Company's quarterly report on Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

        (c)   Discuss generally with management, the type and presentation of information to be included in the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information.

        (d)   Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with preparing the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

        (e)   Review disclosures, if any, made to the Committee by the Company's chief executive officer or chief financial officer during the certification process for the Form 10-K and Form 10-Q about significant deficiencies in the design and operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

        (f)    Review and discuss quarterly reports from the independent auditors on:

            (i)  all of the Company's critical accounting policies and practices to be used;

           (ii)  alternative treatments of financial information within generally accepted accounting principles;

          (iii)  other material written communications between the independent auditors and management; and

          (iv)  difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any significant disagreements with

Annex C-2

  management and communications between the audit team and the audit firm's national office with respect to auditing or accounting issues presented by the engagement.

        (g)   Review and discuss with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit and the quality of the accounting principles adopted by the Company.

        (h)   Periodically review and discuss with the independent auditors:

    (i)
    developments and issues with respect to reserves;

    (ii)
    regulatory and accounting initiatives; and

    (iii)
    accounting policies used to prepare the Company's financial statements.

        (i)    Discuss with management and the independent auditors, the effect of regulatory and accounting initiatives as well as any unconsolidated investments of the Company.

        (j)    Discuss with management, the Company's major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company's risk assessment and management policies.

II.    Oversight of the Company's Relationship with the Independent Auditors

        (a)   Review and discuss with the independent auditors the scope of the proposed audit for the current year, the audit procedures to be utilized and, at the conclusion thereof, review the audit, including any comments or recommendations of the independent auditors (and any reports of the independent auditors with respect to interim periods), and the actual fees and expenses to be paid to the independent auditors for both audit and non-audit services.

        (b)   Ensure that the independent auditors submit to the Committee, on a periodic basis, written statements regarding their independence and delineating all relationships between the independent auditors and the Company, including the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss the relationships or services that may impact the objectivity and independence of the independent auditors with the independent auditors and, if so determined by the Committee, recommend that the board take appropriate action to satisfy itself of the independence of the independent auditors.

        (c)   Obtain and review a report from the independent auditors at least annually regarding:

            (i)  the independent auditors' internal quality-control procedures;

           (ii)  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

          (iii)  steps taken to address any such issues; and

          (iv)  all relationships between the independent auditors and the Company.

        Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and whether the non-audit services provided by the internal auditors is compatible with maintaining the auditors' independence, taking into account the opinion of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the board.

        (d)   Review and evaluate the lead partner of the independent auditor team.

        (e)   Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least as frequently as required by law.

Annex C-3

        (f)    Recommend to the board, policies, consistent with applicable law and listing requirements, regarding the hiring by the Company of any persons employed or formerly employed by the independent auditors who participated in any capacity in the audit of the Company.

        (g)   Confirm that the independent auditors do not provide personal financial services or tax advice to the Company's executive officers.

III.  Oversight of the Company's Internal Audit Function

        (a)   Review the appointment and replacement of the senior internal auditing executive.

        (b)   Ensure that the senior internal auditing executive has a direct reporting line to and free access for communications with the Chair of the Audit Committee.

        (c)   Review and discuss with management, the independent auditors and the head of the internal audit department the adequacy of the Company's internal audit function (including the internal audit department's responsibilities, independence, budget and staffing), the proposed audit plans, and coordination of internal audit's work with that of the independent auditors. The internal audit department's responsibilities shall include providing management and the Committee with ongoing assessments of the Company's risk management processes and system of internal control.

        (d)   Review from time to time the results of internal audits and special issues brought to the Committee's attention by the internal auditors and management's responses thereto.

        (e)   Discuss annually with the senior management of the Company, the performance and compensation of the senior internal auditing executive.

IV.    Compliance Oversight Responsibilities

        (a)   Review the Company's conflict of interest and related party transaction policies as well as policies and procedures with respect to executive officers' expense accounts and perquisites, including the use of corporate assets.

        (b)   Assign responsibility for disseminating and monitoring compliance with the Company's Code of Ethics.

        (c)   Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        (d)   Meet periodically (at least quarterly) with the chief financial officer, the senior internal auditing executive and the independent auditors in separate executive sessions.

        (e)   Invite, and hear from time to time, a report from the Company's general counsel or outside counsel on legal issues and actions involving the Company and any material reports or inquiries received from regulators or governmental agencies that may have a material impact on the Company's financial statements, compliance policies and practices.

        (f)    Investigate any matter within the scope of the Committee's duties.

        (g)   Ensure that minutes of the Committee are kept and retained as records of the Company.

Annex C-4

ANNEX D

CHARTER OF THE COMPENSATION COMMITTEE
OF INLAND REAL ESTATE CORPORATION

Purpose

        The purpose of the Compensation Committee (the "Committee") of the board of directors of Inland Real Estate Corporation (the "Company") shall be to oversee the Company's compensation programs and practices, including its executive compensation plans and its incentive-compensation plans including equity-based plans. The Committee shall also prepare an annual report on executive compensation to be included in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.

Membership

        The Committee shall be composed of at least three directors all of whom must be: (1) a "non-employee director" within the meaning of Rule 16(b)-3 under the Securities Exchange Act of 1934; (2) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (3) "independent" under the listing standards promulgated by the New York Stock Exchange as well as any other applicable laws, rules and regulations governing independence, as determined from time to time by the board of directors of the Company. The committee members and the Committee Chairperson shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Members shall serve at the pleasure of the board and for such terms or terms as the board may determine.

Meetings

        The Committee will meet in person or telephonically as often as it determines is necessary or appropriate, but not less frequently than annually. Actions by the Committee may also be taken by unanimous written consent when deemed necessary or desirable by the Committee or its Chairperson. The Committee may request that any directors or members of management of the Company as it deems necessary or appropriate, consistent with maintaining the confidentiality of compensation discussions, attend any meeting of the Committee to provide any pertinent information requested by the Committee. The Committee shall keep written minutes of its meetings and maintain the minutes in the books and records of the Company.

Purpose and Responsibilities

        The Committee shall have the following purposes and responsibilities:

  1.
  review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, evaluate the chief executive officer's performance in light of those goals and objectives and either as a committee or together with other independent directors, determine and approve the chief executive officer's compensation level based on this evaluation;

  2.
  make recommendations to the board with reference to non-chief executive officer compensation, incentive compensation plans and equity-based plans; and

  3.
  annually review the performance of the Committee.

Annex D-1

Committee Reports

        The Committee shall produce, on an annual basis, a report on executive compensation to be included in the Company's annual proxy statement or annual report on Form 10-K in accordance with applicable rules of the Securities and Exchange Commission.

Delegation to Subcommittee

        The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that the decision of each subcommittee shall be presented to the full Committee at its next meeting.

Resources and Authority of the Committee

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, any independent counsel or other advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant's fees and other terms of the engagement.

Annex D-2

INLAND REAL ESTATE CORPORATION
2901 Butterfield Road
Oak Brook, Illinois 60523
This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Robert D. Parks and David J. Kayner, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote all the Common Stock of Inland Real Estate Corporation held of record by the undersigned on April 8, 2004, at the Annual Meeting of Stockholders when convened on May 28, 2004 or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. In the event that any other matter may properly come before the Annual Meeting, or any adjournment thereof, the Proxies are authorized, in their discretion, to vote on the matter.

To vote electronically, go to www.inlandvote.com. To vote by phone, please dial (800)541-7661. Please refer to the bottom of this proxy card for your Proxy Account Number and PIN.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒
1.	Elect the following eight individuals to serve as directors, including five independent directors, until the next annual meeting of Stockholders or otherwise as provided in our governing documents.
		FOR	AGAINST		FOR	AGAINST
	Roland W. Burris	[ ]	[ ]	Heidi N. Lawton	[ ]	[ ]
	G. Joseph Cosenza	[ ]	[ ]	Thomas H. McAuley	[ ]	[ ]
	Daniel L. Goodwin	[ ]	[ ]	Robert D. Parks	[ ]	[ ]
	Joel G. Herter	[ ]	[ ]	Joel D. Simmons	[ ]	[ ]
					FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2004.				[ ]	[ ]	[ ]

Signature of Stockholder	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:
Signature, if held jointly	Dated:

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. Please sign, date and return this proxy card promptly using the enclosed envelope.

QuickLinks

INFORMATION ABOUT THE ANNUAL MEETING
CORPORATE GOVERNANCE PRINCIPLES
PROPOSAL NO. 1—ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL NO. 2—RATIFY APPOINTMENT OF KPMG LLP
COMMON STOCK OWNERSHIP OF MANAGEMENT
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
INLAND REAL ESTATE CORPORATION GUIDELINES ON CORPORATE GOVERNANCE
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF INLAND REAL ESTATE CORPORATION
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF INLAND REAL ESTATE CORPORATION
CHARTER OF THE COMPENSATION COMMITTEE OF INLAND REAL ESTATE CORPORATION
INLAND REAL ESTATE CORPORATION 2901 Butterfield Road Oak Brook, Illinois 60523 This Proxy is solicited on behalf of the Board of Directors